UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020

Achison Inc

(Exact name of registrant as specified in its charter)

New York	000-56157	47-2643986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135-22 Northern Blvd, 2nd Fl, Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

917-470-5393

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this current report (the “Form 8-K”) that are not historical or current facts are “forward-looking statements” made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 (the “Act”) and Section 21E of the Securities Exchange Act of 1934. These statements often can be identified by the use of terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “approximate” or “continue,” or the negative thereof. We intend that such forward-looking statements be subject to the safe harbors for such statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management’s best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond our control that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Item 5.06 Change in Shell Company Status.

Achison Inc (the “Company”, “we”, “us” “our”) is focused on operating an online advertising business through www.dazhong368.com (the “Website”) principally in the New York area.

The Website was established by Mr. Zhang in 2014. On September 6, 2019, the Website was acquired by Achison Inc through a Stock Purchase Agreement. The Website advertises different markets for professional individuals or companies including real estate, services, accounting, legal and so forth. We charge certain fees from these advertisements posted on the Website. The average daily views of the Website is about 15,000 at present. On September 1, 2020, our Website began taking orders at for advertising thereby generating the Companies first revenues since the transition and acquired by Achison Inc. The Company has signed up two clients already and have several more in the pipeline. Our marketing and sales activities are very active. Based on the forgoing information, we believe that we are no longer a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Products and Services

Our current services will focus on the online advertising promotion and services. We will continue to improve our online platform in order to expand our customer base. The potential customer resource of our online advertising platform will be mainly from professional individuals and small companies that will use our platform to promote their services or products to their end-users.

Meanwhile, as one of the most popular online advertising websites targeted to Chinese communities in the US, we are also searching for variety of services to our customers, such as Per-Per-Click and Banner Ads. These potential functions will be utilizing our advantage of daily viewer volume which could be finally convert to the click quantity for our customers. Our customers will also be able to trace the daily viewing volume of their advertisings through our Website. We plan to initialize these new functions when our customer basis increasing and the new features become mature and reliable.

Strategy

Our strategy is to target the small to medium-sized companies as well as the professional individuals that will use our Website to promote their products or services. Except to build up a customized ID card introduction for each of our customers, we will also help our customers to maintain their content information posted under their ID card introduction. We hope this one-stop service will better serve our potential customers.

Competitive Conditions

The online advertising industry is highly competitive, rapidly evolving and subject to constant technological change and intense marketing by providers with similar products and services.

Most of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. As a result, certain of these competitors may be able to adopt more aggressive pricing policies that could hinder our ability to market our services. We believe that our key competitive advantages are our ability to deliver reliable, high quality service in a cost-effective manner. We cannot provide assurances, however, that these advantages will enable us to succeed against comparable service offerings from our competitors

FORM 10 INFORMATION

Item 5.06 of Form 8-K states that if the registrant was a shell company before transactions changing the status of a shell company, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the registrant is providing the information that would be included in a Form 10 which information is described in the Company’s Form 10-K and Form 10-Q which were filed with the SEC on July 6, 2020 and October 30, 2020, respectively, and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

Financial Statements

The information required to be provided herein is set forth in the Company’s annual report on Form 10-K filed with the SEC on July 6, 2020 and on its Form 10-Q filed October 30, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHISON INC

Dated: November 3, 2020	By:	/s/ Dingshan Zhang
Dingshan Zhang
President

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